GOLUB CAPITAL DIRECT LENDING CORPORATION

ARTICLES OF AMENDMENT

FIRST:     Golub Capital Direct Lending Corporation, a Maryland corporation (the “Corporation”), desires to amend its charter (the “Charter”) as currently in effect and as hereinafter amended.
SECOND:    Article VII of the Charter is hereby replaced in its entirety with the following:
ARTICLE VII

ACCELERATED LIQUIDITY EVENT
Section 7.1    Option to Receive Cash Consideration. The Corporation shall not have the power to effect an Accelerated Liquidity Event (as defined below) unless (1) the Accelerated Liquidity Event is declared advisable by the Board of Directors and (a) in the case of a Discounted Accelerated Liquidity Event (as defined below), such Discounted Accelerated Liquidity Event is approved by the affirmative vote of holders of shares entitled to cast 100% of all the votes entitled to be cast on the matter or (b) in the case of an Accelerated Liquidity Event that is not a Discounted Accelerated Liquidity Event, such Accelerated Liquidity Event is approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter and (2) in connection with such Accelerated Liquidity Event, the stockholders of the Corporation may elect to receive consideration, in the form of cash, in an amount per share that is not less than the net asset value of such shares of Common Stock determined within 48 hours (excluding Sundays and holidays) of the closing of the Accelerated Liquidity Event (the “Closing NAV Per Share”).
Section 7.2    Accelerated Liquidity Event. Each of the following events shall be considered a “Accelerated Liquidity Event”: (1) the sale, transfer, or other disposition, in a single transaction or series of related transactions by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or (2) a merger, consolidation or statutory share exchange of the Corporation with one or more entities in which all or substantially all of the shares of Common Stock then outstanding are converted into cash or securities of another entity. A “Discounted Accelerated Liquidity Event” is an Accelerated Liquidity Event where the consideration to be received by stockholders in the Accelerated Liquidity Event has a value that is less than 75% of the aggregate purchase price paid to the Corporation to purchase shares of all issued and outstanding shares Common Stock as of the closing of the Accelerated Liquidity Event.
THIRD:     The amendment to the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH:     The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

- Signature page follows -

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 10th day of March , 2022.

ATTEST:	GOLUB CAPITAL DIRECT LENDING CORPORATION

/s/ Joshua M. Levinson	By: /s/ David B. Golub (SEAL)
Name: Joshua M. Levinson	President
Title: Secretary	David B. Golub